Exhibit 10.13

                                 PROMISSORY NOTE

$745,000                                                           July 27, 2000
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FOR VALUED RECEIVED, and legally bound hereby, INNSUITES HOSPITALITY TRUST
("Maker"), an Ohio real estate investment trust, having an office at 1625 East Northern Avenue, Suite 201, Phoenix, Arizona 85020 hereby promises to pay to Steve Robson ("Note Holder") or order and address as specified below the principal sum of SEVEN HUNDRED FORTY FIVE THOUSAND AND 00/100 DOLLARS ($745,000), with interest on the unpaid principal balance thereon from time to time outstanding, at the rate of seven percent (7.00%) per annum, computed on a three hundred sixty (360)-day year, to be due and payable in installments of principal and interest as follows:

     (A) $745,000 amortized over 36 months at 7% interest (approximately $23,003.44/month). This Note is non-recourse secured by 311,326 RRF Limited Partnership Class A units. Monthly installments to begin on August 27, 2000.

     (B)  Payments to be made payable to:

               Steve Robson
               c/o Robson Communities
               9532 E. Riggs Road
               Sun Lakes  AZ  85248

The 311,326 RRF Limited Partnership Class A units will remain as security for the unpaid balance on the Note.

At the option of the Note Holder, late charges upon written notice are assessed as follows:

          10 days late, $50 penalty
          35 days late, $150 penalty
          Over 35 days late, Note Holder could declare the note in default and call the entire amount due. Should default be declared, units proportionate to unpaid balance will be returned to Note Holder.

Principal and interest payable in lawful money of the United States.

If legal proceedings are entered into to recover on this Note, the undersigned agree(s) to pay such sum as the Court may fix as attorney's fees.

The Makers and endorsers hereof severally waive diligence, demand, presentment for payment and protest, and consent to the extension or time of payment of this Note without notice.

                                            INNSUITES HOSPITALITY TRUST,
                                            an Ohio real estate investment trust



                                                 By: /s/ James F. Wirth
                                                    ----------------------------
                                                     Name:  James F. Wirth
                                                     Title: President